EXHIBIT 99

NEWS BULLETIN


FOR FURTHER INFORMATION:

         POINT.360
         2777 NORTH ONTARIO STREET
         BURBANK, CA 91504
         Nasdaq:  PTSX

AT THE COMPANY:
Alan Steel
Executive Vice President
(818) 565-1443


FOR IMMEDIATE RELEASE - BURBANK, CA, February 21, 2006

       POINT.360 ANNOUNCES FOURTH QUARTER SALES OF $16.4 MILLION.
       o Sales for 2005 were $66.2 million, an increase of 5% over 2004.

Point.360 (Nasdaq: PTSX), a leading provider of integrated media management services, today announced results for the three- and twelve-month periods ended December 31, 2005.

Haig S. Bagerdjian, the Company's Chairman, President and Chief Executive Officer, said: "In the fourth quarter, we completed the acquisition of Visual Sound, began our refinancing by closing a new $10 million term loan with General Electric Capital Corporation and set the stage for the addition of a significant new channel of distribution for advertising clients, which was completed in January. We hope to continue this momentum into 2006."

REVENUES

Revenue for the fourth quarter ended December 31, 2005, totaled $16.4 million compared to $17.5 million in the same quarter of 2004. Revenues for the year ended December 31, 2005 were $66.2 million, up 5% from $63.3 million in the 2004 period. Revenues increased $2.9 million in 2005 due to the inclusion of International Video Conversions, Inc., which was acquired on July 1, 2004, for the entire twelve months as opposed to only six months in 2004. Without IVC sales for the first six months of 2005, twelve-month 2005 sales declined $2.9 million to $60.4 million from the same period last year.

GROSS MARGIN

In the fourth quarter of 2005, gross margin on sales was 37% compared to 38% in the prior year's fourth quarter.

For all of 2005, gross margin was 35% of sales compared to 36% the 2004 period. The Company achieved $23.0 million of gross profit in 2005 compared to $22.8 million in 2004. The decline in gross margin percentage was due principally to an increase in delivery costs and a shift in the business mix.

SELLING, GENERAL AND ADMINISTRATIVE AND OTHER EXPENSES

For the fourth quarter of 2005, SG&A expenses were $5.4 million, or 33% of sales, compared to $5.2 million, or 29% of sales in the fourth quarter of 2004, with the increase due principally to the addition of sales personnel and related expenses. For all of 2005, SG&A was 32% of sales, the same as in 2004. In the statistical information presented below, the write-off of deferred acquisition and settlement costs related to the termination of a potential acquisition has been set forth separately.

Interest expense increased $0.2 million in the fourth quarter and $0.7 million for all of 2005 compared to the same periods of last year because of higher debt levels due to the purchase of IVC and real property in the third quarter of 2004, higher rates on variable interest debt and a $0.2 million write-off of deferred financing costs in 2005.

OPERATING INCOME (A)

Operating income decreased $0.9 million in the fourth quarter of 2005 compared to the same period last year due principally to higher delivery and selling expenses. For all of 2005, operating income decreased to $1.6 million from $3.9 million in 2004 before special charges. The inclusion of IVC for the entire 2005 period accounted for an operating income increase of $0.6 million, offset by lower operating income for our other facilities as a whole. After the special charge, operating income for the 2004 twelve-month period was $2.8 million.

NET INCOME (A)

For the fourth quarter of 2005, the Company reported a net loss of $1,000 ($0.00 per share) compared to net income of $0.8 million ($0.08 per share) in the same period last year.

For all of 2005, the Company reported net income of $14,000 compared to net income of $1.2 million ($0.13 per diluted share) last year. In 2004 the Company's tax expense was $0.8 million (a 39% effective rate).

EBITDA BEFORE SPECIAL CHARGES (A)

In the fourth quarter, the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) was $2.0 million (12% of sales) compared to $3.2 million (18% of sales) in the 2004 period. For all of 2005, the Company's EBITDA was $7.7 million (12% of sales) compared to $8.7 million (14% of sales) in 2004. EBITDA for 2004 before special charges was $9.8 million (15% of sales).

QUARTERLY AND ANNUAL FINANCIAL STATISTICS (A)

The following tables reconcile the Company's operating income, net income and EBITDA before special charges to the Company's net income which is the most directly comparable financial measure under Generally Accepted Accounting Principles ("GAAP"), as well as selected balance sheet and income statement statistics (in thousands):

               COMPUTATION OF OPERATING INCOME, NET INCOME (LOSS)
                     AND EBITDA BEFORE SPECIAL CHARGES (A)

                         THREE MONTHS ENDED             TWELVE MONTHS ENDED
                         ------------------             -------------------
                            DECEMBER 31,                    DECEMBER 31,
                      -----------------------         ------------------------
                        2004            2005            2004            2005
                        ----            ----            ----            ----
(in thousands)
Operating income      $1,486          $  584          $2,839          $1,608
  Add back:
  Special charge           1               -           1,050               -
                      ------          ------          ------          ------
Operating income
  before special
  charges             $1,486          $  584          $3,894          $1,608
                      ======          ======          ======          ======

Net income (loss)     $  761          $   (1)         $1,247          $   14
Add back:
  Special charges,
  net of tax benefit       -               -             641               -
                      ------          ------          ------          ------

Net income (loss)
  before special
  charges             $  761          $   (1)         $1,888          $   14
                      ======          ======          ======          ======

Net income (loss)     $  761          $   (1)         $1,247          $   14
Interest                 283             525             811           1,524
Income taxes             442              60             781              70
Depreciation           1,738           1,399           5,876           6,051
                      ------          ------          ------          ------
EBITDA                 3,224           1,983           8,715           7,659
Special charges            -               -           1,050               -
                      ------          ------          ------          ------
EBITDA before
  special charges     $3,224          $1,983          $9,765          $7,659
                      ======          ======          ======          ======

SELECTED BALANCE SHEET STATISTICS (UNAUDITED)(A)

                                                 AS OF DECEMBER 31,
                                                2004            2005
                                                ----            ----

Working capital                               $  (119)         $ 1,275
Property and equipment, net                    31,451           28,079
Total assets                                   76,647           75,459
Borrowings under revolving
  credit agreement                              4,323            4,054
Current portion of notes payable                2,849            2,310
Long-term debt, net of current portion         14,494           13,744
Net debt (revolving credit, current
   portion of notes payable and
   long-term debt, minus cash on hand          20,998           19,621
Shareholders equity                            38,944           39,510

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)(A)

The table below summarizes pro forma results for the three- and twelve-month periods ended December 31, 2004 and 2005, without the effects of (1) IVC's contribution for the first six months of 2005 and (2) the write-off of deferred acquisition, financing and settlement costs in 2004. IVC was purchased on July 1, 2004. The write-off represents the costs of due diligence, legal, financing and the settlement of all matters related to a proposed acquisition, which matters were finalized in 2004 (in thousands except per share amounts):

                                                                   QUARTER ENDED
                                ----------------------------------------------------------------------------------
                                          DECEMBER 30, 2004                         DECEMBER 30, 2005
                                -------------------------------------     ----------------------------------------
                                                               GAAP                                       GAAP
                                                               ----                                       ----
Revenues                                                     $ 17,498                                  $ 16,377
Cost of goods sold                                            (10,862)                                  (10,354)
                                                             --------                                  --------
Gross profit                                                    6,636                                     6,024
Selling, general and
  administrative expense                                       (5,150)                                   (5,440)
Write-off of deferred
  acquisition, financing
  and settlement costs                                              -                                         -
                                                             --------                                  --------
Operating income (loss)                                         1,486                                       584
Interest expense, net                                            (283)                                     (525)
                                                             --------                                  --------
Income (loss) before
  income taxes                                                  1,203                                       (59)
(Provision for) benefit
  from income taxes                                              (442)                                      (60)
                                                             --------                                  --------
Net income (loss)                                            $    761                                  $     (1)
                                                             ========                                  ========
Earnings (loss) per share:
  Basic                                                      $   0.08                                  $   0.00
  Diluted                                                    $   0.08                                  $   0.00
Weighted average shares
  outstanding - diluted                                         9,526                                     9,481
                                                             ========                                  ========

                                                                     YEAR ENDED
                                ----------------------------------------------------------------------------------
                                          DECEMBER 30, 2004                         DECEMBER 30, 2005
                                -------------------------------------     ----------------------------------------
                                   PRO FORMA       (2)         GAAP          PRO FORMA       (1)          GAAP
                                   ---------       ---         ----          ---------       ---          ----
Revenues                           $ 63,344     $      -     $ 63,344        $ 60,409     $  5,790     $ 66,199
Cost of goods sold                  (40,519)           -      (40,519)        (39,260)      (3,907)     (43,167)
                                   --------     --------     --------        --------     --------     --------
Gross profit                         22,825            -       22,825          21,149        1,883       23,032
Selling, general and
  administrative expense            (18,936)           -      (18,936)        (20,118)      (1,306)     (21,424)
Write-off of deferred
  acquisition, financing
  and settlement costs                    -       (1,050)      (1,050)              -            -            -
                                   --------     --------     --------        --------     --------     --------
Operating income (loss)               3,889       (1,050)       2,839           1,031          577        1,608
Interest expense, net                  (811)           -         (811)         (1,256)        (268)      (1,524)
                                   --------     --------     --------        --------     --------     --------
Income (loss) before
   income taxes                       3,078       (1,050)       2,028            (225)         309           84
(Provision for) benefit
  from income taxes                  (1,185)         409         (781)             54         (124)         (70)
                                   --------     --------     --------        --------     --------     --------
Net income (loss)                  $  1,893         (641)    $  1,247        $   (171)    $    185     $     14
                                   ========     ========     ========        ========     ========     ========
Earnings (loss) per share:
  Basic                            $   0.21     $  (0.07)    $   0.14        $   0.02)    $   0.02     $   0.00
  Diluted                          $   0.20     $  (0.07)    $   0.13        $  (0.02)    $   0.02     $   0.00
Weighted average shares
  outstanding - diluted               9,671        9,671        9,671           9,714        9,714         9,714
                                   ========     ========     ========        ========     ========     =========

(1) Contribution of IVC for the six months ended June 30, 2005.
(2) Write-off of deferred acquisition, financing and settlement costs.

---------------------------------
   (A) The consolidated statements of income (loss), the measurements of operating income, net income (loss) and EBITDA before and after special charges and selected balance sheet statistics do not represent the results of operations or cash generated from operating activities or the financial position of the Company in accordance with generally accepted accounting principles (GAAP), and are not to be considered as alternatives to a balance sheet or the statements of income (loss), operating income, net income or any other GAAP measurements as measurements of operating performance or financial position and are not necessarily indicative of cash available to fund all cash needs. Not all companies calculate such statistics in the same fashion and, therefore, the statistics may not be comparable to other similarly titled measures of other companies. Management believes that these computations provide useful information to investors because they present a summary of balance sheet data as well as illustrate the effect of acquisitions and special charges and/or are measures of the Company's operations before special charges and cash flow available to the Company to pay interest, repay debt, make acquisitions or invest in new technologies. The Company is currently committed to use a portion of its cash flows to service existing debt and, furthermore, anticipates making certain capital expenditures as part of its business plan.


ABOUT POINT.360

Point.360 is one of the largest providers of high definition and standard definition digital mastering, data conversion and video and film asset management services to owners, producers and distributors of entertainment and advertising content. Point.360 provides the services necessary to edit, master, reformat, archive and ultimately distribute its clients' film and video content, including television programming, spot advertising, feature films and movie trailers.

The Company delivers commercials, movie trailers, electronic press kits, infomercials and syndicated programming, by both physical and electronic means, to hundreds of broadcast outlets worldwide.

The Company provides worldwide electronic distribution, using fiber optics, satellites, and the Internet.

Point.360's interconnected facilities in Los Angeles, New York, Chicago, Dallas and San Francisco provide service coverage in each of the major U.S. media centers. Clients include major motion picture studios, advertising agencies and corporations.

FORWARD-LOOKING STATEMENTS

Certain statements in Point.360 press releases may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation (i) statements concerning the Company's projected revenues, earnings, cash flow and EBITDA; (ii) statements of the Company's management relating to the planned focus on internal growth and acquisitions; (iii) statements concerning reduction of facilities and actions to streamline operations; (iv) statements on actions being taken to reduce costs and improve customer service; and (v) statements regarding new business and new acquisitions. Such statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from those expected or anticipated in the forward looking statements. In addition to the factors described in the Company's SEC filings, including its quarterly reports on Form 10-Q and its annual reports on Form 10-K, the following factors, among others, could cause actual results to differ materially from those expressed herein: (a) lower than expected net sales, operating income and earnings; (b) less than expected growth; (c) actions of competitors including business combinations, technological breakthroughs, new product offerings and marketing and promotional successes; (d) the risk that anticipated new business may not occur or be delayed; (e) the risk of inefficiencies that could arise due to top-level management changes and (f) general economic and political conditions that adversely impact the Company's customers' willingness or ability to purchase or pay for services from the Company. The Company has no responsibility to update forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release.